UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Soliciting Material Pursuant to §240.14a-12

Nevada Gold & Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: This Amendment No. 1 to the Schedule 14A filed July 29, 2005 is being filed for the sole purpose of correcting the description of Mr. William G. Jayroe's principal occupation in the chart following the heading "Directors Not Standing for Election and Executive Officers" that appears on p. 8 of the Proxy Statement, to the following:

"SVP-South East Region of Enviance, Inc."

No other changes have been made to the Proxy Statement filed on July 29, 2005.

NEVADA GOLD & CASINOS, INC.
3040 POST OAK BOULEVARD, SUITE 675
HOUSTON, TEXAS 77056
August 1, 2005

To Our Shareholders:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc., which will be held on Monday, September 12, 2005, beginning at 11:00 a. m., Central Time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, 77027.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

/s/ H. THOMAS WINN

H. Thomas Winn
PRESIDENT AND CEO

NEVADA GOLD & CASINOS, INC.
3040 POST OAK BOULEVARD, SUITE 675
HOUSTON, TEXAS 77056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 12, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc. will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Monday, September 12, 2005, at 11:00 a.m., Central Time, for the following purposes:

1.	To elect two Class I directors to hold office until the 2008 Annual Meeting of Shareholders.

2.	To transact any other business that may properly come before the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned our common stock at the close of business on July 23, 2005 can vote at this meeting or any adjournments that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

/s/ CATHRYN L. PORTER

Cathryn L. Porter
Secretary

Dated: August 1, 2005

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE ANNUAL MEETING.

NEVADA GOLD & CASINOS, INC.
3040 Post Oak Boulevard
Suite 675
Houston, Texas 77056

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 12, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board for use at the Annual Meeting of Shareholders to be held on September 12, 2005, at 11:00 a.m. Central Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about August 12, 2005.

Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.nevadagold.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investor Relations” section of the Company’s website. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended March 31, 2005. Such requests should be addressed to Investor Relations, Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Voting; Quorum; Abstentions and Broker Non-Votes

Only shareholders of record at the close of business on July 23, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 23, 2005, there were 12,844,703 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees for director. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.

A plurality of the shares represented and voting at the Annual Meeting at which a quorum is present is required to elect directors. On all other matters, a majority of the shares represented and voting at the meeting is required to decide the question. Shares represented by proxies marked “WITHHELD” with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be voted in the election of directors, and, therefore, will have no effect on the determination of the outcome of the votes for the election of directors.

A “broker non-vote” occurs with respect to share as to a proposal when a broker who holds shares of record in its name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker holding your shares in its name will be permitted to vote such shares with respect to the proposal to elect two directors to be voted on at the Annual Meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to this proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2006 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than April 2, 2006, in order to be included in the Proxy Statement and proxy materials relating to our 2006 Annual Meeting of Shareholders. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy, but that a stockholder intends to present in person at the meeting, must generally be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2005 Annual Meeting.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of such shareholder's intent to bring such business before such meeting. To be timely, the shareholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting; providing however that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of shares of stock of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a Board of Directors of no less than one and no more than ten members, the exact number within this range being determined by the Board of Directors. The number of director positions currently set by the Board is six. Our Articles of Incorporation also divide our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. We currently have three classes of directors, each consisting of two directors.

Nominees

Two Class I directors are to be elected at the Annual Meeting for a three year term ending in 2008. The Corporate Governance and Nominating Committee of the Board of Directors has recommended the nomination of H. Thomas Winn and Wayne H. White for reelection to the Board of Directors for three-year terms that will expire at the Annual Meeting of Shareholders to be held in 2008. The Board of Directors approved this recommendation and nominated Messrs. Winn and White, each of whom has indicated his willingness to serve. Unless a shareholder specifies otherwise, the shares represented by each returned proxy will be voted for the election of Messrs. Winn and White.

Vote Required; Recommendation of Board

The two candidates receiving the highest number of affirmative votes cast will be elected as Class I directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. WINN AND WHITE.

Nominee	Age	Principal Occupation

H. Thomas Winn	65	CEO/President of Nevada Gold & Casinos, Inc..

Wayne H. White	67	Retired

H. THOMAS WINN, age 65. Mr. Winn has been our Chairman, CEO, and President since January 1994.  Mr. Winn is responsible for the transition of the Company from a mining business into a gaming and entertainment business. Since 1983, Mr. Winn has served as President of Aaminex Capital Corporation, a financial consulting and venture capital firm.  Mr. Winn has formed numerous investment limited partnerships and capital formation ventures that range from motion pictures to commercial real estate and mining projects. Mr. Winn has been a director of Samaritan Pharmaceuticals, Inc. since 1999.

WAYNE H. WHITE, age 67. Mr. White has served as a director since July 2003. From 1983 until his retirement in July 2002, Mr. White was an investment banker. Most recently, from 1996 until July 2002, Mr. White served as a member of the corporate finance department of Wells Fargo Securities. His duties included working on public and private offerings of equity, private placements of equity, merger and acquisitions, and the rendering of fairness opinions. Mr. White’s specialties were leisure industry sectors, including casinos, casino suppliers and restaurants. Mr. White received his BS in political science from the University of Utah, and his law degree from Hastings College of the Law in San Francisco. Mr. White has been a member of the Board of Directors of The Cheesecake Factory, Incorporated since 1992.

Directors Not Standing For Election and Executive Officers

The members of the Board whose terms do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation

Paul Burkett	83	Class III/2007	VP of Nevada Gold & Casinos, Inc.

William G. Jayroe	48	Class III/2007	SVP - South East Region of Enviance, Inc.

Francis M. Ricci	62	Class II/2006	CEO/CFO of Yes!Golf

Joseph A. Juliano	54	Class II/2006	VP Industry Relations - PepsiCo Food Service Division

Cathryn L. Porter	49	__	General Counsel/Secretary, Nevada Gold & Casinos, Inc.

Christopher C. Domijan	49	—	CFO, Nevada Gold & Casinos, Inc.

Donald A. Brennan	61	—	VP of Development, Nevada Gold & Casinos

PAUL J. BURKETT, age 83. Mr. Burkett has served as a director since October 1988 and as Vice President of the Company since January 1994. Mr. Burkett served as our President from 1991 until January 1994. Mr. Burkett has been involved in the real estate and mining industry for over forty years. Since August 1999, Mr. Burkett has served as President of Goldfield Resources, Inc., one of our wholly owned subsidiaries. His business for the past five years has concentrated on independent mining and real estate ventures. In addition, Mr. Burkett serves as Chairman of the Board of Trustees of the Joshua Tree Retreat Center, a 400-acre retreat located in Joshua Tree, California.

WILLIAM G. JAYROE, age 48. Mr. Jayroe has served as a director since September 1995 and was our Corporate Secretary from March 1999 until June 2001. Mr. Jayroe has two decades of technology development, sales, and management expertise. Since May 2005, Mr. Jayroe has been the Senior Vice President South East Region of Enviance, Inc., a software solutions company headquartered out of Carlsbad, California.  From September 2001 until October 2003, Mr. Jayroe served as a Senior Vice-President of Digital Consulting and Southwest Services. From April 1999 until October 2000, Mr. Jayroe served as Executive Vice-President of Applied Technology Resources. Mr. Jayroe founded and has been the CEO of Hunter International Partners, LLC since September 1998. Mr. Jayroe has a BS in Industrial Distribution from Texas A&M.

FRANCIS M. RICCI, age 62. Mr. Ricci has served as a director since July 2003. Since 1991, Mr. Ricci has been involved in the ownership and management of several private companies serving as CEO or CFO, including Natural Swing Products Co., Premier Scale Company and starting in March 1998, Yes!Golf. Mr. Ricci practiced as a CPA for more than 20 years as an audit specialist for Deloitte & Touche, serving as a partner in the firm for 12 years. Mr. Ricci received his MBA and BS in accounting from the University of Montana.

JOSEPH A. JULIANO, age 54. Mr. Juliano has served as a Director since September 2001. Since January 2005, Mr. Juliano has served as Vice President Industry Relations - PepsiCo Food Service Division. From July 2003 until January 2005, Mr. Juliano served as Senior Vice President, Entertainment Sales and Industry Relations with Pepsi-Cola North America’s Fountain Beverage Sales. From 1996 until July 2003, Mr. Juliano served as Vice President, Entertainment Sales with Pepsi-Cola North America’s Fountain Beverage Sales, and was responsible for Pepsi distribution and brand marketing initiatives in theatres, theme parks, theme restaurants, gaming venues and golf management companies including PGA of America. Mr. Juliano started with Pepsi in 1973 and has previously served as Region Manager, Vice President of Fountain Sales — Eastern Division and as Area Vice President of On-Premise Sales. Mr. Juliano received his BS and MBA in Marketing from St. John’s University.

CATHRYN L. PORTER, age 49. Ms. Porter has served as our General Counsel since June 2004 and our Secretary since July 2004. Ms. Porter has more than 23 years of legal experience. From April, 2001 through May 2004, she was on personal sabbatical. Ms. Porter served as General Counsel and Secretary of Pacific USA Holdings from October 1993 until March, 2001. From February, 1991 until October 1993, Ms. Porter was General Counsel and Secretary of Pacific Southwest Bank, a wholly owned subsidiary of Pacific USA Holdings. Prior to her employment with Pacific Southwest Bank, Ms. Porter was a partner with Brown, Parker & Leahy (now Thompson & Knight, LLP) in Houston, Texas, where she specialized in finance, real estate, mergers and acquisitions, bank regulatory matters and general business.

CHRISTOPHER C. DOMIJAN, age 49 Mr. Domijan has served as our Chief Financial Officer since May 2001 and as our Treasurer since June 2001. Mr. Domijan also was Secretary from June 2001 until July 2004. Mr. Domijan has over twenty years of financial management experience, including nine years as CFO for companies in the hospitality and financial services industries. From 1998 until 2000, Mr. Domijan was CFO of Golf Services Group, Inc., a golf development company. From 2000 until 2001, Mr. Domijan was Vice President of Development of Redstone Golf Management, a golf development company.

DONALD A. BRENNAN, age 61. Mr. Brennan has served as our Vice President of Development since May 2001. Mr. Brennan brings 30 years of hospitality experience to the amenity operations for master planned residential golf communities and golfing resort hotels and conference centers. Mr. Brennan holds an MBA from Southern Methodist University and a Bachelor’s degree in Hotel and Restaurant Administration from Cornell University. Mr. Brennan is the founder of Independent Private Clubs of America, Inc., and has served as its managing partner since 1994.

Board Meetings and Committees

The Board held six meetings during the fiscal year ended March 31, 2005. Each Board member attended at least 75% or more of the Board meetings held during the fiscal year ended March 31, 2005. As of the date of the Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Corporate Governance and Nominating Committee.

Director Independence

The Board of Directors has determined that each of Messrs. Ricci, White, Juliano and Jayroe are independent directors as defined in the listing standards of the American Stock Exchange. As part of its analysis, the Board of Directors determined that none of Messrs. Messrs. Ricci, White, Juliano or Jayroe has a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

Compensation Committee

The Compensation Committee of the Board consists of three non-employee directors: Messrs. White, Juliano and Ricci, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Compensation Committee reviews and approves salaries and incentive compensation for the Company’s executive officers. The Compensation Committee held one meeting in the fiscal year ended March 31, 2005 and all three members attended the meeting.

The Report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations".

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Ricci, White and Jayroe, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Audit Committee engages the Company’s independent auditors, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met six times in the fiscal year ended March 31, 2005. Each member attended at least 75% or more of the Audit Committee meetings held during the fiscal year ended March 31, 2005.

The Board has determined that Mr. Ricci is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Ricci is independent under the listing standards of the American Stock Exchange.

The Report of the Audit Committee is included in this Proxy Statement. The Audit Committee operates pursuant to a written Charter. A copy of the Audit Committee Charter was attached as Appendix A to the 2004 Proxy Statement previously distributed to shareholders and is also available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations".

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board consists of four non-employee directors: Messrs. Jayroe, Ricci, White and Juliano, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Corporate Governance and Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Corporate Governance and Nominating Committee is also responsible for developing and implementing guidelines relating to the operation of the Board and its committees and the Company as a whole. The Corporate Governance and Nominating Committee met one time in the fiscal year ended March 31, 2005. All four members attended the meeting.

The Corporate Governance and Nominating Committee operates pursuant to a written Charter. A copy of the Corporate Governance and Nominating Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations".

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Shareholders who wish to communicate with the Corporate Governance and Nominating Committee concerning potential candidates for our Board of Directors should do so by corresponding with our Secretary addressed to Nevada Gold & Casinos, Inc., Attention: Secretary, 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056. Any such communication should be made in accordance with our Bylaws. Our Bylaws provide that any shareholder entitled to vote at the annual meeting may nominate a person for election to the board by complying with the procedures set forth in Article II, Section 2.16 of the Bylaws. In general, these procedures provide as follows:

•
the notice from a shareholder must be received by the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

•
the shareholder' notice must state the proposed nominee’s name, age, business address and residence address, principal occupation, number of shares of common stock of the Company owned, and any other information about the person required under SEC rules for director nominees to be named in a proxy statement;

•	the notice must include the name, record address and number of shares of common stock of the Company owned by the shareholder recommending the proposed nominee;

•	the notice must include a description of all arrangements or understandings between such shareholder and each proposed nominee; and

•
the notice must include any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Exchange Act.

A copy of our Bylaws is available to a shareholder by sending a written request to our Secretary. The Corporate Governance and Nominating Committee follows the procedures in our Bylaws and accordingly will consider candidates recommended by shareholders who comply with our Bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Corporate Governance and Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Corporate Governance and Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Communications with the Board

The Board has adopted the following policy for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
Nevada Gold & Casinos, Inc.
3040 Post Oak Boulevard, Suite 675
Houston, Texas 77056

*Addressees: Board of Directors; Audit Committee of the Board of Directors;
Corporate Governance and Nominating Committee of the Board of Directors; Compensation Committee of the
Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s Annual Meeting; however, attendance is not mandatory. All members of the Board attended the last Annual Meeting.

Compensation of Directors

The Company’s independent directors receive an annual fee of $16,000 for services they provide as directors or members of Board committees. The Chair of the Audit Committee receives an additional annual fee of $14,000. All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended March 31, 2005, we issued (a) to each of Messrs. Ricci, White, Jayroe, Juliano, Burkett, and Winn options to purchase 5,000 shares of our common stock, solely for their services as directors of the Company. Each of the options are at an exercise price of $11.40 per share and expire on September 9, 2009. During the fiscal year ended March 31, 2005, Mr. Burkett received $50,000 as compensation for his services as Vice President of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of non-employee directors, Messrs. White, Ricci and Juliano. None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the common stock as of June 30, 2005 by (i) each shareholder that the Company knows is the beneficial owner of more than 5% of the common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Executive Compensation” section, and (iv) all executive officers and directors as a group. The Company has relied exclusively upon information provided to the Company by its directors and executive officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options or warrants that are exercisable within 60 days of June 30, 2005 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. The address for each director, executive officer and stockholder listed in the table below is c/o Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056.

	SHARES BENEFICIALLY OWNED AS OF JUNE 30, 2005
BENEFICIAL OWNER	NUMBER OF SHARES		PERCENT OF CLASS

H. Thomas Winn	1,007,523	(1)	7.3%
Paul J. Burkett	489,948	(2)	3.6%
William G. Jayroe	235,454	(3)	1.7%
Joseph A. Juliano	98,900	(4)	*
Francis M. Ricci	18,000	(5)	*
Wayne H. White	30,000	(6)	*
Cathryn L. Porter	25,000	(7)	*
Christopher C. Domijan	101,900	(8)	*
Donald A. Brennan	97,050	(9)	*
Clay County Holdings, Inc.	2,376,344	(10)	17.3%
All current directors and executive officers As a group (9 persons)	2,103,775	(11)	15.3%

* Less than one percent (1%)

(1)
Includes (a) options to purchase 225,000 shares of common stock held by Mr. Winn, (b) 536,283 shares of common stock owned by Aaminex Capital Corporation, and (c) 38,000 shares of common stock owned by The H. Thomas Winn Foundation. Mr. Winn is the president of The H. Thomas Winn Foundation.

(2)	Includes (a) options to purchase 102,700 shares of common stock and (b) 22,000 shares of common stock owned by the Paul Burkett Foundation. Mr. Burkett is the president of the Paul Burkett Foundation.

(3)	Includes (a) options to purchase 102,000 shares of common stock and (b) 15,000 shares of common stock owned by The Jayroe Foundation. Mr. Jayroe is the president of The Jayroe Foundation.

(4)	Includes options to purchase 70,000 shares of common stock.

(5)	Includes options to purchase 18,000 shares of common stock.

(6)	Includes options to purchase 30,000 shares of common stock.

(7)	Includes options to purchase 25,000 shares of common stock

(8)	Includes options to purchase 92,150 shares of common stock.

(9)	Includes options to purchase 91,500 shares of common stock.

(10)	The president of Clay County Holdings, Inc. is the son-in-law of Mr. Winn. Mr. Winn is not an officer, director, or shareholder of record in Clay County Holdings, Inc.

(11)	Includes options to purchase 756,350 shares of common stock.

Compensation of Executive Officers and Other Matters

Executive Compensation

The following table sets forth information concerning the compensation paid by the Company to our named executive officers.

	SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION			LONG TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY $	BONUS $	OTHER ANNUAL COMPENSATION(1)$	SECURITIES UNDERLYING OPTIONS (#)

H. Thomas Winn	2005	300,000	62,500	5,464	30,000
President and CEO	2004	275,000	--	--	115,000
	2003	200,000	8,333	1,280	80,000

Cathryn L. Porter	2005	208,333(2)	$5,508	1,483	25,000
General Counsel and Secretary	2004	--(2)	--	--	--
	2003	--(2)	--	--	--

Christopher C. Domijan	2005	166,750	6,948	6,948	10,000
CFO and Treasurer	2004	146,813	6,042	2,560	30,000
	2003	132,000	5,500	4,125	30,000

Donald A Brennan	2005	166,750	6,948	7,002	10,000
VP — Development	2004	146,813	6,042	4,696	30,000
	2003	132,000	5,500	2,063	30,000

(1)	Consists of matching funds received through participation in our employee 401(k) plan.
(2)	Ms. Porter was employed by the Company beginning June 1, 2004.

Options, Warrants, and Stock Appreciation Rights

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended March 31, 2005, to our named executive officers. No stock appreciation rights were issued during the fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Appreciation for Option Term (a)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees in Fiscal Year	Exercise/ Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

H. Thomas Winn	30,000	14.9%	$11.40	9/09/2009	17,100	34,200
Cathryn L. Porter	25,000	12.4%	$11.40	9/09/2009	14,250	28,500
Christopher C. Domijan	10,000	5.0%	$11.40	9/09/2009	5,700	11,400
Donald A. Brennan	10,000	5.0%	$11.40	9/09/2009	5,700	11,400

(a)
These columns show the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full five year term of the options. The 5% and 10% assumed rates are specified in the rules of the SEC and do not represent the Company’s estimated or projected future prices of the Company’s stock.

The following table sets forth information concerning option exercises during the fiscal year ended March 31, 2005 and option holdings as of March 31, 2005 with respect to our named executive officers. No stock appreciation rights were outstanding at the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
H. Thomas Winn	203,100	2,272,161	225,000	--	816,150	--
Cathryn L. Porter	--	--	25,000	--	35,000	--
Christopher C. Domijan	--	--	92,150	--	431,168	--
Donald Brennan	--	--	91,500	--	425,075	--

The values of the unexercised options above are based on the difference between the exercise price of the options and the fair market value of our common stock at the end of the fiscal year ended March 31, 2005, which was $12.80 per share.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

None of our executive officers have employment agreements, and they may resign and their employment may be terminated at any time. Our Compensation Committee, as administrator of our 1999 Stock Option Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer or director in connection with certain changes in control of the Company. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change in control event.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics is posted on our website at http://www.nevadagold.com, under Investor Relations - Investor Info. Changes to and waivers granted with respect to this Code of Ethics related to officers identified above, and other executive officers and directors of the Company that it is required to be disclosed pursuant to applicable rules and regulations of the Securities and Exchange Commission will also be posted on the our website and a Current Report on Form 8-K will be filed within 4 business days of the change or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended March 31, 2005, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis except that a Form 4 was filed two days late by Mr. Burkett related to his purchase of 150,000 shares of our common stock through the exercise of a stock option, and a Form 4 was filed three days late by Mr. Jayroe related to his purchase of 100,000 shares of our common stock through the exercise of a stock option.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent registered public accounting firm to conduct the audit of the Company’s books and records for the fiscal year ending March 31, 2005. The Audit Committee of the Company’s Board of Directors has not yet selected the Company’s independent registered public accounting firm for the 2006 fiscal year. The Audit Committee intends to make its selection after it has received and reviewed the audit proposal.

Representatives of PKF are expected to be present at the Annual Meeting of Stockholders to respond to questions and to make a statement should they so desire.

Principal Accountant Fees and Services

During the fiscal years ended March 31, 2005 and 2004, fees for services provided by PKF were as follows (rounded to the nearest $100):

Audit Fees

The aggregate fees billed to the Company by PKF for the audit of the Company’s annual financial statements, for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q and perform a review and testing on our internal control procedures totaled $139,900 and $49,600 and in the fiscal years ended March 31, 2005 and March 31, 2004, respectively.

Audit-Related Fees

The Company was not billed any fees for audit-related services in the fiscal years ended March 31, 2005 and March 31, 2004.

Tax Fees

The aggregate fees billed to the Company by PKF for tax compliance, tax advice and tax planning services totaled $0 and $28,523 in the fiscal years ended March 31, 2005 and March 31, 2004, respectively. The services in both fiscal years were associated with assistance in preparation of federal, state and franchise tax returns.

All Other Fees

The aggregate fees billed by PKF for services rendered to the Company, other than the services described above, totaled $0 and $8,356 in the fiscal years ended March 31, 2005 and March 31, 2004, respectively. The 2004 fees were associated with litigation advisory services.

The Audit Committee has determined that the rendering of non-audit services by PKF was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors and input from the Company’s management. The Audit Committee’s charter authorizes the Audit Committee to delegate to one or more of its members the pre-approval of audit and permissible non-audit services provided that those members report any pre-approvals to the full Committee. Pursuant to this authority, the Audit Committee has delegated to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings provided that the amount of fees for any particular services requested does not exceed $10,000, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor. During the fiscal year ended March 31, 2005, all of the services related to the audit or other fees described above were pre-approved by the Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

Report of the Audit Committee of The Board Of Directors

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

The Audit Committee engages and supervises the Company’s independent auditors and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2005 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Pannell Kerr Forster of Texas, P.C. (“PKF”), the Company’s independent registered accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with PKF their independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee discussed with PKF the overall scope and plans for their audit. The Audit Committee meets with PKF, with and without management present, to discuss the results of their examinations, their evaluations or the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended March 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Francis M. Ricci, Chair
Wayne H. White
William G. Jayroe

Report of the Compensation Committee of the Board on Executive Compensation

Overview and Philosophy

There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

Annual base salaries;

Annual incentive compensation; and

Long-term incentive compensation.

The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Compensation Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;

To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

To encourage long-term performance through the use of long-term incentives such as stock options that aligns the interests of employees and stockholders.

Annual Base Salaries

Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the fiscal year, subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance as well as the performance of the Company as a whole and current market conditions and competitive salaries of executives with similarly situated companies of the same size in the gaming industry.

Annual Incentive Compensation

Payment of annual bonuses to our executive officers is discretionary and, for the fiscal year ended March 31, 2005, was predicated upon the Company’s achievement of earnings per share targets established at the beginning of the fiscal year. Individual performance is also considered in determining bonuses. The amount of any annual cash bonuses may be up to 50% of base salary.

Long-term Incentive Compensation

The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. The Board adopted the 1999 Stock Option Plan (“1999 Option Plan”). The 1999 Option Plan was approved by shareholders at the 1999 Annual Meeting of Shareholders and amended at the 2002 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders. The 1999 Option Plan authorizes the Compensation Committee to award stock options to executive officers and other key employees at exercise prices, vesting schedules and on other terms established by the Compensation Committee.

Compensation of the Chief Executive Officer

Mr. H. Thomas Winn was elected to the position of Chief Executive Officer in 1994. For the fiscal year ended March 31, 2005, Mr. Winn’s base salary was $300,000. In fiscal year 2005, Mr. Winn was paid bonuses of $62,500 and was granted options to purchase 30,000 shares of common stock of the Company, based on his performance record during the fiscal year ended March 31, 2004.

The Compensation Committee established the annual base salary and other terms of Mr. Winn’s compensation based on Mr. Winn’s performance record, his status in the gaming industry, his experience and leadership and the Company’s achievement of certain earnings per share targets established at the beginning of the fiscal year. The Compensation Committee concluded that Mr. Winn’s compensation, including stock option grants, significantly benefits the Company and its shareholders by securing Mr. Winn’s services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Policy Concerning Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. The Company is not currently compensating any executive officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. If it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Respectfully submitted,

Wayne H. White, Chair
Francis M. Ricci
Joseph Juliano

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Clay County Holdings, Inc.

At March 31, 2005, we had a note receivable of $1,857,424 from Clay County Holdings, Inc. (“CCH”). The note bears interest of 12% per annum, and is payable by CCH in a minimum amount of $150,000 plus accrued interest per quarter until paid in full. The note is secured by a pledge of shares of common stock of the Company which is owned by CCH. The market equity value of such common stock as of March 31, 2005 is approximately $7.8 million.  CCH is our largest shareholder, beneficially owning 17.3% of our total outstanding common stock as of March 31, 2005. The president of Clay County Holdings, Inc. is the son-in-law of our CEO, Mr. Winn. Mr. Winn is not an officer, director, or shareholder in Clay County Holdings, Inc.

Service Interactive, Inc.

At March 31, 2005, we had a note receivable of $1,893,342 from Service Interactive, Inc. (“SI”). The note bears interest of 12% per annum, and is payable by SI in a minimum amount of $150,000 plus accrued interest per quarter until paid in full. The note is secured by a pledge of shares of common stock of the Company which is owned by CCH. The market equity value of such common stock as of March 31, 2005 is approximately $6.0 million.  At the time of the extension of credit by the Company to SI, SI was a related party because we had the option to acquire common stock of SI and a former director of the Company was involved in SI.

Sunrise Land and Mineral Corporation

At March 31, 2005, we had a note receivable of $226,370, from Sunrise. The note bears interest of 12% per annum. The note receivable is secured by a deed of trust lien on 300 acres of land in Nevada County, California owned by Sunrise. We own 50% of the stock of Sunrise.

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company’s stockholders during the five-year period ended March 31, 2005, as well as an overall stock market index (AMEX Market Index) and the Company’s peer group index (Dow Jones Casino Group Index):

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG NEVADA GOLD & CASINOS,
AMEX MARKET INDEX AND DJ US GAMBLING INDEX

ASSUMES $100 INVESTED ON MAR. 31, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING MAR. 31, 2005

The form of Proxy is attached as Appendix A to this Proxy Statement.

By Order of the Board of Directors
/s/ H. THOMAS WINN

H. THOMAS WINN, Chief Executive Officer and
President

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Appendix A

FORM OF PROXY
NEVADA GOLD & CASINOS, INC.
ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 12, 2005

NEVADA GOLD & CASINOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Nevada Gold & Casinos, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Cathryn L. Porter or Christopher C. Domijan, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, 77027 on Thursday, September 12, 2005 at 11:00 a.m. Central time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES" FOR DIRECTOR. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

1. To elect two Class I directors to hold office until the 2008 Annual Meeting of Shareholders:

(01) H. Thomas Winn	(02) Wayne H. White

_____FOR ALL NOMINEES	_____WITHHELD FROM ALL NOMINEES

________________

For all nominees except as noted above

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held by joint-tenants or otherwise by more than one person, all should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.